EXHIBIT 10.03





June 11, 2003

Board of Directors
Derma Sciences, Inc.
214 Carnegie Center, Suite 100
Princeton, NJ 08540

Re:  Offer and Sale of Common Stock

Members of the Board:

We are counsel to Derma Sciences, Inc. (the "Company") in connection with the private offer and sale of 4,000,000 shares of common stock, par value $.01 per share ("Common Stock") at a price per share of $0.50. We have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents relative to the Common Stock as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. Our examination included, but was not limited to, review of the purchase agreements, registration rights agreements and certificates of compliance ("Document(s)"). In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to our opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and others.

Based upon the foregoing, we are of opinion as follows:

         1. The Company and its subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their jurisdictions of incorporation and have all requisite corporate power and authority to conduct their business as currently conducted.

         2. Each of the Documents, upon their execution and delivery (assuming the valid execution thereof by the respective parties thereto other than the Company), will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon payment therefor, the Common Stock will be validly issued and nonassessable.

         3. The Company has full corporate power and authority to enter into each Document. Each Document has been duly authorized, executed and delivered by the Company. The

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Board of Directors
June 11, 2003
Page 2

Company's execution, delivery and performance under each Document will not violate (i) any statute, rule or regulation applicable to the Company or its subsidiaries, (ii) to the best of our knowledge, any order, judgment, ruling or decree of any court or any governmental, regulatory or administrative body applicable to the Company or its subsidiaries, (iii) the Articles of Incorporation or Bylaws of the Company, or (iv) to our knowledge, any provision of any indenture, mortgage, agreement, contract or other instrument to which the Company or its subsidiaries are bound or constitute (upon notice or lapse of time or both) a default under any thereof, or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance upon any properties or assets of the Company or its subsidiaries, except in the case of the foregoing clauses (i), (ii) and (iv) for those violations, breaches or defaults which would not, singly or in the aggregate, have a material adverse effect upon the Company's operations, prospects or financial condition ("Material Adverse Effect").

         4. To our knowledge (without independent investigation), there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or threatened, against or affecting the Company or its subsidiaries which might, singly or in the aggregate, have a Material Adverse Effect, or which might materially and adversely affect the consummation of the transactions specified in the Documents. To our knowledge (without independent investigation) all pending legal or governmental proceedings to which the Company or its subsidiaries is a party or of which any of their property or assets is the subject, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the business of the Company and its subsidiaries.

         5. Except for compliance with applicable federal and state securities laws in connection with the resale by purchasers of the Common Stock (as defined in the purchase agreement), no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance under the Documents or the consummation of the transactions contemplated hereby.

We hereby authorize the Purchasers to rely upon this opinion as if it were addressed individually to each Purchaser.

Very truly yours,

HEDGER & HEDGER



Raymond C. Hedger, Jr.

RCH:JMH